Exhibit 4.ii.e

FIRST AMENDMENT dated as of May 18, 2007, to the Credit Agreement dated as of February 18, 2005, as amended and restated as of December 1, 2006 (the “Credit Agreement”), among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement, as amended hereby) have requested that the Required Lenders approve amendments to certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments;

NOW, THEREFORE, in consideration of these premises, the Borrowers and the Required Lenders hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date (as defined in Section 3 hereof), Section 6.05 of the Credit Agreement is hereby amended by (a) deleting clause (c) thereof in its entirety and substituting in lieu thereof the following:

(c) sales, transfers and other dispositions of assets (other than any Mortgaged Property, it being understood that the demolition, removal or modification of improvements at a Mortgaged Property shall not be prohibited by this clause) that are not permitted by any other clause of this Section; provided that (i) in the case of any such sale, transfer or disposition of Equity Interests of a Subsidiary, (A) such sale, transfer or disposition shall include all Equity Interests of and other investments in and loans and advances to such Subsidiary (and any other Subsidiary in which such sold Subsidiary holds an Equity Interest) that are owned by the Parent Borrower or any Subsidiary and that remain outstanding after the closing of such sale, transfer or disposition, and (B) after giving effect thereto, none of the Parent Borrower and its Subsidiaries shall owe any Indebtedness to the Subsidiary so sold, transferred or otherwise disposed of; (ii) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $50,000,000 during any fiscal year of the Parent Borrower; and (iii) that sales, transfers or other dispositions of interests in a joint venture shall not be prohibited by this clause (and shall not reduce the $50,000,000 limitation in clause (ii) above) if the Net Proceeds of such sale, transfer or other disposition are (A) used to prepay Loans in the manner contemplated by Section 2.11(c) as if such sale, transfer or other disposition were a Prepayment Event or (B) reinvested pursuant to Section 6.04(h)(i) or (ii);

and (b) amending clause (o) thereof by deleting the words “the Fertilizer Borrower” in each instance they appear and substituting in lieu thereof the words “Mosaic Crop Nutrition, LLC”.

SECTION 2. Representations and Warranties. Each of the U.S. Borrowers represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on and as of the Amendment Effective Date and (b) no Default has occurred and is continuing.

SECTION 3. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when the Administrative Agent (or its counsel) shall have received (a) copies hereof that, when taken together, bear the signatures of the Borrowers and the Required Lenders and (b) to the extent invoiced, payment of all out-of-pocket expenses required to be paid or reimbursed by any Loan Party hereunder or under any other Loan Document.

SECTION 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission (or any other means of electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 8. Expenses. The Primary Borrowers shall reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

IN WITNESS WHEREOF, the Borrowers and the Required Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

THE MOSAIC COMPANY,

By
Name:
Title:

MOSAIC FERTILIZER, LLC,

By
Name:
Title:

MOSAIC GLOBAL HOLDINGS INC.,

By
Name:
Title:

MOSAIC POTASH COLONSAY ULC,

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO FIRST AMENDMENT dated as of May 18, 2007, to the CREDIT AGREEMENT dated as of February 18, 2005, as amended and restated as of December 1, 2006, among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, THE LENDERS, and JPMORGAN CHASE BANK, N.A. as Administrative Agent,
Name of Institution:

By
Name:
Title: